UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

VALLEY HIGH MINING COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-51232	68-0582275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4550 NW Newberry Hill Road, Suite 202

Silverdale, WA 98383

(Address of principal executive offices) (Zip Code)

(360) 536-4500

Registrant’s telephone number, including area code:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2014, Valley High Mining Company (the “Company”) amended its articles of incorporation by filing a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Nevada which designates a series of preferred stock, Series B Preferred Stock (“Series B Preferred Stock”), pursuant to which the Company set forth the respective designation, powers, rights, privileges, preferences and restrictions of the Series B Preferred Stock. The following is a summary of the terms and rights of the Series B Preferred Stock:

•	Number of Shares – The number of shares of Series B Preferred Stock authorized shall be 51 shares.

•	Stated Value – The stated value per share of the Series B Preferred Stock is $0.001, as may be adjusted for any stock dividends, combinations or splits with respect to such shares.

•	Dividends – Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Company’s board of directors (the “Board”) consistent with the Company’s articles of incorporation. Any and all such future terms concerning dividends shall be reflected in all amendment to the Certificate of Designation, which the Board shall promptly file or cause to be filed.

•	Liquidation Preference – Upon the occurrence of a liquidation event, the holders of Series B Preferred Stock are entitled to receive net assets on a pro rata basis. Each holder of Series B Preferred Stock is entitled to receive ratably any dividends declared by the Board, out of funds legally available for the payment of dividends.

•	Rank – All shares of the Series B Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created; (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock; and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company.

•	Voting – Each one (1) share of the Series B Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding common stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred Stock shall vote together with the holders of common stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s Certificate of Incorporation or bylaws.

This description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation, dated July 9, 2014*

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY HIGH MINING COMPANY

Date: July 15, 2014	By:	/s/ William M. Wright III
Name: William M. Wright III
Title: Chief Executive Officer